IMAX CORPORATION

Exhibit 99.1

IMAX CORPORATION

2525 Speakman Drive

Mississauga, Ontario, Canada L5K 1B1

Tel: (905) 403-6500 Fax: (905) 403-6450

www.imax.com

IMAX CORPORATION REPORTS FIRST-QUARTER 2016 FINANCIAL RESULTS

HIGHLIGHTS

-	Adjusted EPS of $0.22, up 214% over prior-year period, attributable to robust global box office growth and operating expense leverage

-	Global Box Office of $272 million, up 64% from Q1 2015, driven by strong growth domestically and continued strength in international markets.

-	Revenues increased 48% from prior-year period to $92.1 million, primarily due to strong box office

-	Adjusted EBITDA grew 97% year-over-year to $31.5 million, resulting in adjusted EBITDA margins of 37.4%, up over 1,000 basis points from Q1 2015

-	Signings growth of 71%, with 36 new signings up from 21 in Q1 2015

NEW YORK – Apr. 21, 2016 – IMAX Corporation (NYSE:IMAX) today reported first-quarter 2016 revenues of $92.1 million, adjusted EBITDA as calculated in accordance with the Company’s credit facility of $31.5 million, and adjusted net income after non-controlling interest of $15.5 million, or $0.22 per diluted share, representing a 214% increase over the prior-year period. GAAP net income after non-controlling interest was $9.5 million, or $0.14 per diluted share. The Company also reported a first-quarter global per-screen average of $284,400, up 40% over Q1 2015. For reconciliations of adjusted net income to reported net income and for the definition of adjusted EBITDA, please see the tables at the end of this press release.

“2016 is off to an exceptional start for IMAX,” said IMAX CEO Richard L. Gelfond. “The pace of IMAX® theatre signings, installations and box office growth, both domestically and globally, continues to drive real momentum in the business. We saw strong financial results in the first quarter, with 48% revenue growth, over 1,000 basis points of EBITDA margin expansion, and adjusted EPS growth of more than 214% compared to the same period last year. We believe significant opportunity lies ahead as we continue the year with a robust pipeline of films featuring major blockbuster titles including a strong start to the second quarter with The Jungle Book, followed by Captain America: Civil War, Independence Day: Resurgence, Star Trek Beyond, Fantastic Beasts and Where to Find Them, Rogue One: A Star Wars Story and numerous other “IMAX-centric” motion pictures that are ideally sequenced throughout the year. We think we are well-positioned to continue to deliver sustainable long-term growth for our shareholders.”

Network Growth Update

The total IMAX theatre network consisted of 1,066 systems as of March 31, 2016, of which 952 were in commercial multiplexes. There were 388 theatres in backlog as of March 31, 2016, compared to 372 in backlog as of December 31, 2015. In the first quarter of 2016, the Company signed contracts for 36 theatres, of which 35 were for new locations and one was an upgrade. In the quarter, the Company also installed 19 theatres, of which 10 were for new theatre locations and nine were upgrades. For a breakdown of theatre system signings, installations, network and backlog by type, please see the end of this press release.

“We continue to see substantial signings momentum in key geographical areas including China, Japan and India,” continued Gelfond. “This sustained international expansion, coupled with a North American outlook about which we are very optimistic, reflects the strong opportunity within our business moving forward.”

First-Quarter Segment Results

•

Revenue from sales and sales-type leases was $18.0 million in the first quarter of 2016, compared to $8.6 million in the first quarter of 2015, primarily reflecting nine digital system upgrades in existing locations, compared to two upgrades (one sale and one operating lease) in the first quarter of 2015. In addition, the company installed five full new theatre systems under sales and sales-type lease arrangements in the most recent first quarter, compared to the five sales-type theatres the Company installed in the first quarter of 2015.

•

Revenue from joint revenue-sharing arrangements was $23.4 million in the quarter, compared to $15.9 million in the prior-year period. Gross margins on joint revenue-sharing arrangements grew from 66.9% in Q1 2015, to 76.9% in the first quarter of 2016. During the quarter, the Company installed five new theatres under joint revenue-sharing arrangements, compared to six in 2015. The Company had 534 theatres operating under joint revenue-sharing arrangements as of March 31, 2016, as compared to 457 joint-venture theatres one year prior.

•

Production and IMAX DMR® (Digital Re-Mastering) revenues were $29.8 million in the first quarter of 2016, compared to $17.7 million in the first quarter of 2015. DMR gross margins grew from 74.8% in Q1 2015, to 76.6% in the first quarter of 2016. Gross box office from DMR titles was $272.0 million in the first quarter of 2016, compared with $165.6 million in the prior-year period. The average global DMR box office per screen in the first quarter of 2016 was $284,400 compared with $202,900 in same period last year.

•

Gross margin of 56.6% compared to 57.8% last year, which was impacted by the installation of nine digital upgrades under sales and sales-type lease arrangements. Excluding the impact of these upgrades, gross margin grew 480 basis points from 58.6% to 63.4%.

•

Operating expenses, excluding stock based compensation, were lower than the prior year period and contributed to the significant operating expense leverage realized in the first quarter. Adjusted EBITDA margins of 37.4% grew over 1,000 basis points versus a prior year level of 26.9%.

Share Buybacks

As previously disclosed, the Company repurchased 1,627,645 shares in the first quarter of 2016, which includes 181,227 shares purchased in connection with the Company’s long-term incentive plan. The Company purchased the shares at an average price of $30.98 for a total value of $50.5 million.

On April 20, 2016, the Company’s board of directors approved an incremental $50.0 million increase to the repurchase allowance under the Company’s previously-announced share repurchase program, for an aggregate repurchase allowance of $200.0 million. All other terms of the repurchase program remain unchanged. In addition, on February 22, 2016, the Company amended the terms of its credit facility to increase the general restricted payment basket thereunder (which covers, among other things, the repurchase of shares) from $150.0 million to $350.0 million in the aggregate after the amendment date.

Conference Call

The Company will host a conference call today at 8:30 AM ET to discuss its first-quarter 2016 financial results. To access the call via telephone, interested parties in the US and Canada should dial (800) 505-9568 approximately 5 to 10 minutes before the call begins. International callers should dial (416) 204-9271. The conference ID for the call is 1374767. A replay of the call will be available via webcast on the ‘Investor Relations’ section of www.imax.com or via telephone by dialing (888) 203-1112 (US and Canada), or (647) 436-0148 (international). The Conference ID for the telephone replay is 1374767.

Canadian Securities Update

The Company has received an exemption decision issued by the Ontario Securities Commission dated April 1, 2016, for relief from the formal issuer bid requirements under Canadian securities laws. The exemption decision permits the Company to repurchase up to 10% of its outstanding common shares in any 12-month period through the facilities of the New York Stock Exchange under repurchase programs that the Company may implement from time to time. Canadian securities laws regulate an issuer’s ability to make repurchases of its own securities.

The Company sought the exemption so that it can make repurchases under its repurchase programs in excess of the maximum allowable in reliance on the existing “other published markets” exemption from the formal issuer bid requirements available under Canadian securities laws. The “other published markets” exemption caps the Company’s ability to repurchase its securities through the facilities of the NYSE at 5% of the issuer’s outstanding securities during any 12-month period.

The conditions of the exemption decision are as follows: (i) any repurchases made in reliance on the exemption decision must be permitted under, and part of repurchase programs established and conducted in accordance with, U.S. securities laws and NYSE rules, (ii) the aggregate number of common shares acquired in reliance on the exemption decision by the Company and any person or company acting jointly or in concert with the Company within any 12 months does not exceed 10% of the outstanding common shares at the beginning of the 12-month period, (iii) the common shares are not listed and posted for trading on an exchange in Canada, (iv) the exemption decision applies only to the acquisition of common shares by the Company within 36 months of the date of the decision, and (v) prior to purchasing common shares in reliance on the exemption decision, the Company discloses the terms of the exemption decision and the conditions applicable thereto in a press release that is issued on SEDAR and includes such language as part of the news release required to be issued in accordance with the “other published markets exemption” in respect of any repurchase program that may be implemented by the Company.

About IMAX Corporation

IMAX, an innovator in entertainment technology, combines proprietary software, architecture and equipment to create experiences that take you beyond the edge of your seat to a world you’ve never imagined. Top filmmakers and studios are utilizing IMAX theatres to connect with audiences in extraordinary ways, and, as such, IMAX’s network is among the most important and successful theatrical distribution platforms for major event films around the globe.

IMAX is headquartered in New York, Toronto and Los Angeles, with offices in London, Tokyo, Shanghai and Beijing. As of Mar. 31, 2016, there were 1,066 IMAX theatres (952 commercial multiplexes, 17 commercial destinations and 97 institutions) in 68 countries. On Oct. 8, 2015, shares of IMAX China, a subsidiary of IMAX Corp., began trading on the Hong Kong Stock Exchange under the stock code “HK.1970.”

IMAX®, IMAX® 3D, IMAX DMR®, Experience It In IMAX®, An IMAX 3D Experience®, The IMAX Experience®, IMAX Is Believing® and IMAX nXos® are trademarks of IMAX Corporation. More information about the Company can be found at www.imax.com. You may also connect with IMAX on Facebook (www.facebook.com/imax), Twitter (www.twitter.com/imax) and YouTube (www.youtube.com/imaxmovies).

###

This press release contains forward looking statements that are based on IMAX management’s assumptions and existing information and involve certain risks and uncertainties which could cause actual results to differ materially from future results expressed or implied by such forward looking statements. Important factors that could affect these statements include, but are not limited to, references to future capital expenditures (including the amount and nature thereof), business and technology strategies and measures to implement strategies, competitive strengths, goals, expansion and growth of business, operations and technology, plans and references to the future success of IMAX Corporation together with its consolidated subsidiaries (the “Company”) and expectations regarding the Company’s future operating, financial and technological results. These forward-looking statements are based on certain assumptions and analyses made by the Company in light of its experience and its perception of historical trends, current conditions and expected future developments, as well as other factors it believes are appropriate in the circumstances. However, whether actual results and developments will conform with the expectations and predictions of the Company is subject to a number of risks and uncertainties, including, but not limited to, the signing of theater system agreements; conditions, changes and developments in the commercial exhibition industry; the performance of IMAX DMR films; the potential impact of increased competition in the markets within which the Company operates; competitive actions by other companies; the failure to respond to change and advancements in digital technology; risks associated with investments and operations in foreign jurisdictions and any future international expansion, including those related to economic, political and regulatory policies of local governments and laws and policies of the United States and Canada; risks related to the Company’s growth and operations in China; the Company’s largest customer accounting for a significant portion of the Company’s revenue and backlog; risks related to new business initiatives; conditions in the in-home and out-of-home entertainment industries; the opportunities (or lack thereof) that may be presented to and pursued by the Company; risks related to cyber-security; risks related to the Company’s inability to protect its intellectual property; risks related to the Company’s implementation of a new enterprise resource planning system; general economic, market or business conditions; the failure to convert theater system backlog into revenue; changes in laws or regulations; and other factors, many of which are beyond the control of the Company. These factors, other risks and uncertainties and financial details are discussed in IMAX’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.

For additional information please contact:

Investors: IMAX Corporation, New York Jessica Kourakos 212-821-0100 jkourakos@imax.com Business Media: Sloane & Company, New York Whit Clay 212-446-1864 wclay@sloanepr.com

Media:

IMAX Corporation, New York

Ann Sommerlath

212-821-0155

asommerlath@imax.com

Entertainment Media:

Principal Communications Group, Los Angeles

Melissa Zuckerman/Paul Pflug

323-658-1555

melissa@pcommgroup.com

paul@pcommgroup.com

Additional Information

Signings and Installations

March 31, 2016

	Three Months
	Ended March 31,
Theater Signings:	2016		2015
Full new sales and sales-type lease arrangements	28		12
New joint revenue sharing arrangements	7		8

Total new theaters	35		20

Upgrades of IMAX theater systems	1	(1)	1	(2)

Total Theater Signings	36		21

	Three Months Ended March 31,
Theater Installations:	2016		2015
Full new sales and sales-type lease arrangements	5		5
New joint revenue sharing arrangements	5		6

Total new theaters	10		11
Upgrades of IMAX theater systems	9	(3)(4)	2	(3)(4)

Total Theater Installations	19		13

	As of March 31,				As of December 31,
Theater Backlog:	2016		2015		2015
New sales and sales-type lease arrangements	169		160		145
New joint revenue sharing arrangements	213		218		212

Total new theaters	382		378		357

Upgrades of IMAX theater systems	6		25		15

Total Theaters in Backlog	388	(5)(6)	403	(5)(7)	372	(5)(8)

	As of March 31,				As of December 31,
Theater Network:	2016		2015		2015
Commercial Multiplex Theaters:
Sales and sales-type lease arrangements	418		363		414
Joint revenue sharing arrangements	534		457		529

Total Commercial Multiplex Theaters	952		820		943

Commercial Destination Theaters	17		18		19
Institutional Theaters	97		105		99

Total IMAX Theater Network	1,066		943		1,061

(1)	Includes one signing for the installation of an upgrade to a laser-based digital system under sales and sales-type lease arrangements in existing theater locations.

(2)	Includes one signing for the installation of an upgrade to a xenon-based digital system under a sales and sales-type lease arrangement.

(3)	Includes eight installations of an upgrade to a laser-based digital system under sales and sales-type lease arrangements (2015 – one laser-based digital system under a sales and sales-type lease arrangement).

(4)	Includes one installation of an upgrade to a xenon-based digital system under a sale arrangement (2015 – one under a short-term operating lease arrangement).

(5)	Includes 21 laser-based digital theater system configurations (Q1 2015 – 69, Q4 2015 – 24), including upgrades. The Company continues to develop and roll out its laser-based digital projection system.

(6)	Includes six upgrades to a digital theater system, in existing IMAX theater locations (one xenon configuration and five laser configurations).

(7)	Includes 25 upgrades to a digital theater system, in existing IMAX theater locations (two xenon configurations and 23 laser configurations, of which five are under joint revenue sharing arrangements).

(8)	Includes 15 upgrades to a digital theatre system, in existing IMAX theatre locations (two xenon configurations and 13 laser configurations).

IMAX Greater China Business Metrics Supplement

	Three Months ended March 31,
	2016		2015

IMAX Greater China Box Office	$83.4 million		$62.9 million
IMAX Greater China Per Screen Avg.	$290,000		$295,400

Greater China Theatre Installations	7	(1)	5
Greater China Backlog	227		219
Greater China Network:
Commercial Multiplex	295		220
Institution	17		19

Total	312		239

(1)	Includes two upgrades to laser-based digital technology.

Additional Information (continued)

2016 DMR Films:

In addition to the 11 IMAX DMR films released to the IMAX theater network during the first three months of 2016, 17 additional IMAX DMR films have been announced so far to be released in the remaining nine months of 2016:

•	The Crew: An IMAX 3D Experience (Russia-1 Channel, April 2016, Russia only);
•	The Jungle Book: An IMAX 3D Experience (Walt Disney Studios, April 2016);
•	Captain America: Civil War: An IMAX 3D Experience (Walt Disney Studios, May 2016);
•	X-Men: Apocalypse: An IMAX 3D Experience (20th Century Fox, May 2016);
•	Alice in Wonderland: Through the Looking Glass: An IMAX 3D Experience (Walt Disney Studios, May 2016);
•	Warcraft: An IMAX 3D Experience (Universal Studios, June 2016);
•	Finding Dory: An IMAX 3D Experience (Walt Disney Studios, June 2016);
•	Independence Day: Resurgence: An IMAX 3D Experience (20th Century Fox, June 2016);
•	The Legend of Tarzan: An IMAX 3D Experience (Warner Bros. Pictures, July 2016);
•	Ghostbusters: An IMAX 3D Experience (Sony Pictures, July 2016);
•	Star Trek Beyond: An IMAX 3D Experience (Paramount Pictures, July 2016);
•	Suicide Squad: An IMAX 3D Experience (Warner Bros. Pictures, August 2016);
•	Deepwater Horizon: The IMAX Experience (Lionsgate Entertainment, September 2016);
•	The Duelist: The IMAX Experience (Non-Stop Production LLC, October 2016, Russia only);
•	Doctor Strange: An IMAX 3D Experience (Walt Disney Studios, November 2016);
•	Fantastic Beasts and Where to Find Them: An IMAX 3D Experience (Warner Bros. Pictures, November 2016); and
•	Rogue One: A Star Wars Story: An IMAX 3D Experience (Walt Disney Studios, December 2016).

In addition, the Company will be releasing an IMAX original production, A Beautiful Planet, on April 29, 2016 and a documentary film, Voyage of Time, on October 7, 2016.

To date, the Company has announced the following 9 titles to be released in 2017 to the IMAX theater network:

•	Attraction: An IMAX 3D Experience (Art Pictures Studio, January 2017, Russia only);
•	The Maze Runner: The Death Cure: The IMAX Experience (20th Century Fox, February 2017);
•	Wolverine: The IMAX Experience (20th Century Fox, March 2017);
•	Kong: Skull Island: An IMAX 3D Experience (Warner Bros. Pictures, March 2017);
•	Guardians of the Galaxy Vol. 2: An IMAX 3D Experience (Walt Disney Studios, May 2017);
•	Pirates of the Caribbean: Dead Men Tell No Tales: An IMAX 3D Experience (Walt Disney Studios, May 2017);
•	Spider-Man: Homecoming: An IMAX 3D Experience (Sony Pictures, July 2017);
•	Thor: Ragnarok: An IMAX 3D Experience (Walt Disney Studios, November 2017);
•	Star Wars: Episode VIII: An IMAX 3D Experience (Walt Disney Studios, December 2017);

The Company remains in active negotiations with all of the major Hollywood studios for additional films to fill out its short and long-term film slate, and anticipates that a similar number of IMAX DMR films will be released to the IMAX network in 2016 to the 44 films that were released to the IMAX network in 2015.

IMAX CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands of U.S. dollars, except per share amounts)

(Unaudited)

	Three Months Ended March 31,
	2016	2015
Revenues
Equipment and product sales	$23,740	$14,436
Services	44,273	31,716
Rentals	21,779	13,814
Finance income	2,336	2,245

	92,128	62,211

Costs and expenses applicable to revenues
Equipment and product sales	17,791	7,540
Services	17,596	14,807
Rentals	4,565	3,883

	39,952	26,230

Gross margin	52,176	35,981
Selling, general and administrative expenses (including share-based compensation expense of $8.5 million for the three months ended March 31, 2016 (2015 - expense of $5.6 million))	31,584	28,352
Research and development	3,708	4,542
Amortization of intangibles	491	430
Receivable provisions, net of recoveries	126	5

Income from operations	16,267	2,652
Interest income	467	246
Interest expense	(398)	(304)

Income from operations before income taxes	16,336	2,594
Provision for income taxes	(3,718)	(675)
Loss from equity-accounted investments, net of tax	(441)	(434)

Net income	12,177	1,485
Less: net income attributable to non-controlling interests	(2,650)	(1,094)

Net income attributable to common shareholders	$9,527	$391

Net income per share attributable to common shareholders - basic & diluted:
Net income per share - basic	$0.14	$-

Net income per share - diluted	$0.14	$-

Weighted average number of shares outstanding (000’s):
Basic	69,379	69,210
Fully Diluted	70,120	70,676

Additional Disclosure:
Depreciation and amortization(1)	$10,438	$9,633

(1)	Includes $0.1 million of amortization of deferred financing costs charged to interest expense for the three months ended March 31, 2016 (2015 - $0.2 million).

IMAX CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands of U.S. dollars)

(Unaudited)

	March 31 2016	December 31 2015

Assets
Cash and cash equivalents	$259,752	$317,449
Accounts receivable, net of allowance for doubtful accounts of $1,061 (December 31, 2015 — $1,146)	91,933	97,981
Financing receivables	119,649	117,231
Inventories	44,564	38,753
Prepaid expenses	8,844	6,498
Film assets	14,703	14,571
Property, plant and equipment	220,211	218,267
Other assets	26,278	26,136
Deferred income taxes	25,197	25,766
Other intangible assets	29,137	28,950
Goodwill	39,027	39,027

Total assets	$879,295	$930,629

Liabilities
Bank indebtedness	$28,786	$29,276
Accounts payable	20,952	23,455
Accrued and other liabilities	76,234	95,748
Deferred revenue	102,049	104,993

Total liabilities	228,021	253,472

Commitments and contingencies

Non-controlling interests	3,263	3,307

Shareholders’ equity
Capital stock common shares — no par value. Authorized — unlimited number. Issued and outstanding — 68,276,139 (December 31, 2015 — 69,673,244)	440,248	448,310
Other equity	165,395	163,094
Accumulated (deficit) earnings	(5,854)	19,930
Accumulated other comprehensive loss	(3,732)	(7,443)

Total shareholders’ equity attributable to common shareholders	596,057	623,891
Non-controlling interests	51,954	49,959

Total shareholders’ equity	648,011	673,850

Total liabilities and shareholders’ equity	$879,295	$930,629

IMAX CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands of U.S. dollars)

(Unaudited)

	Three Months Ended March 31,
	2016	2015

Cash provided by (used in):
Operating Activities
Net income	$12,177	$1,485
Adjustments to reconcile net income to cash from operations:
Depreciation and amortization	10,438	9,633
Write-downs, net of recoveries	648	128
Change in deferred income taxes	(185)	191
Stock and other non-cash compensation	8,667	5,666
Unrealized foreign currency exchange loss	(557)	1,351
Loss from equity-accounted investments	818	785
Gain on non-cash contribution to equity-accounted investees	(377)	(352)
Investment in film assets	(3,919)	(3,013)
Changes in other non-cash operating assets and liabilities	(22,746)	(9,805)

Net cash provided by operating activities	4,964	6,069

Investing Activities
Purchase of property, plant and equipment	(4,585)	(22,582)
Investment in joint revenue sharing equipment	(3,988)	(4,815)
Acquisition of other intangible assets	(770)	(665)

Net cash used in investing activities	(9,343)	(28,062)

Financing Activities
Increase in bank indebtedness	-	11,371
Repayment of bank indebtedness	(500)	-
Repurchase of common shares	(44,618)	-
Settlement of restricted share units	(5,849)	(3,905)
Taxes paid on secondary sale and repatriation dividend	(2,991)	-
Common shares issued - stock options exercised	740	11,407
Credit facility amendment fees paid	-	(1,003)
Issuance of subsidiary shares to non-controlling interests - private offering	-	40,000
Share issuance costs from the issuance of subsidiary shares to non-controlling interests - private offering	-	(2,000)

Net cash (used in) provided by financing activities	(53,218)	55,870

Effects of exchange rate changes on cash	(100)	(38)

(Decrease) increase in cash and cash equivalents during period	(57,697)	33,839

Cash and cash equivalents, beginning of period	317,449	106,503

Cash and cash equivalents, end of period	$259,752	$140,342

IMAX CORPORATION

SELECTED FINANCIAL DATA

In accordance with United States Generally Accepted Accounting Principles

(in thousands of U.S. dollars)

The Company has seven reportable segments identified by category of product sold or service provided: IMAX systems; theater system maintenance; joint revenue sharing arrangements; film production and IMAX DMR; film distribution; film post-production; and other. The IMAX systems segment includes the design, manufacture, sale or lease of IMAX theater projection system equipment. The theater system maintenance segment includes the maintenance of IMAX theater projection system equipment in the IMAX theater network. The joint revenue sharing arrangements segment includes the provision of IMAX theater projection system equipment to an exhibitor in exchange for a share of the box-office and concession revenues. The film production and IMAX DMR segment includes the production of films and the performance of film re-mastering services. The film distribution segment includes the distribution of films for which the Company has distribution rights. The film post-production segment provides film post-production and film print services. The other segment includes certain IMAX theaters that the Company owns and operates, camera rentals and other miscellaneous items.

	Three Months Ended March 31,
	2016	2015
Revenue
IMAX Theater Systems
IMAX Systems
Sales and sales-type leases	$17,998	$8,616
Ongoing rent, fees, and finance income	3,862	3,498
Other	4,481	3,425

	26,341	15,539

Theater System Maintenance	9,826	8,850

Joint Revenue Sharing Arrangements	23,386	15,868

Film
Production and IMAX DMR	29,805	17,676
Film distribution and post-production	2,770	4,278

	32,575	21,954

Total	$92,128	$62,211

Gross margins
IMAX Theater Systems
IMAX systems(1)
Sales and sales-type leases	$4,319	$4,907
Ongoing rent, fees, and finance income	3,515	3,278
Other	(482)	(40)

	7,352	8,145

Theater System Maintenance	3,439	3,281

Joint Revenue Sharing Arrangements(1)	17,992	10,617

Film
Production and IMAX DMR(1)	22,823	13,225
Film distribution and post-production(1)	570	713

	23,393	13,938

Total	$52,176	$35,981

(1)	IMAX systems include marketing and commission costs of $0.5 million for the three months ended March 31, 2016 (2015 - $0.3 million). Joint revenue sharing arrangements segment margins include advertising, marketing and commission costs of $0.1 million for the three months ended March 31, 2016 (2015 - $0.1 million). Production and DMR segment margins include marketing costs of $2.3 million for the three months ended March 31, 2016 (2015 - $1.3 million). Distribution segment margins include marketing expense of $0.7 million for the three months ended March 31, 2016 (2015 - recovery of $0.1 million).

IMAX CORPORATION

OTHER INFORMATION

(in thousands of U.S. dollars)

Non-GAAP Financial Measures:

In this release, the Company presents adjusted net income, adjusted net income per diluted share, adjusted net income attributable to common shareholders and adjusted net income attributable to common shareholders per diluted share as supplemental measures of performance of the Company, which are not recognized under U.S. GAAP. The Company presents adjusted net income and adjusted net income per diluted share because it believes that they are important supplemental measures of its comparable controllable operating performance and it wants to ensure that its investors fully understand the impact of its stock-based compensation (net of any related tax impact) on net income. In addition, the Company presents adjusted net income attributable to common shareholders and adjusted net income attributable to common shareholders per diluted share because it believes that they are important supplemental measures of its comparable financial results and could potentially distort the analysis of trends in business performance and it wants to ensure that its investors fully understand the impact of net income attributable to non-controlling interests and its stock-based compensation (net of any related tax impact) in determining net income attributable to common shareholders. Management uses these measures to review operating performance on a comparable basis from period to period. However, these non-GAAP measures may not be comparable to similarly titled amounts reported by other companies. Adjusted net income, adjusted net income per diluted share, adjusted net income attributable to common shareholders and adjusted net income attributable to common shareholders per diluted share should be considered in addition to, and not as a substitute for, net income and net income attributable to common shareholders and other measures of financial performance reported in accordance with U.S. GAAP.

The Credit Facility provides that the Company will be required at all times to satisfy a Minimum Liquidity Test (as defined in the Credit Agreement) of at least $50.0 million. The Company will also be required to maintain minimum EBITDA (as defined in the credit agreement) of $100.0 million. The Company must also maintain a Maximum Total Leverage Ratio (as defined in the credit agreement) of 2.25:1.0, which requirement decreases to (i) 2.0:1.0 on December 31, 2016; and (ii) 1.75:1.0 on December 31, 2017. The Company was in compliance with all of these requirements at March 31, 2016. The ratio of total debt to EBITDA was 0.19:1 as at March 31, 2016, where Total Debt (as defined in the credit agreement) is the sum of all obligations evidenced by notes, bonds, debentures or similar instruments and was $29.2 million. EBITDA is calculated as follows:

	For the 3 months ended March 31, 2016	For the 12 months ended March 31, 2016	(1)	For the 3 months ended March 31, 2015

(In thousands of U.S. Dollars)
Net income	$12,177	$75,316		$1,485
Add (subtract):
Loss from equity accounted investments	441	2,409		434
Provision for income taxes	3,718	23,095		675
Interest expense, net of interest income	(69)	566		58
Depreciation and amortization, including film asset amortization	10,297	42,617		9,467
Write-downs, net of recoveries including asset impairments and receivable provisions	648	4,245		128
Stock and other non-cash compensation	8,667	25,380		5,666

EBITDA before non-controlling interests	35,879	173,628		17,913
EBITDA attributable to non-controlling interests(2)	(4,377)	(17,329)		(1,933)

EBITDA attributable to common shareholders	$31,502	$156,299		$15,980

Revenue attributable to common shareholders	$84,203	$372,672		$59,393

Adjusted EBITDA margin	37.4%	41.9%		26.9%

(1)	Ratio of funded debt calculated using twelve months ended EBITDA.
(2)	The EBITDA calculation specified for purpose of the minimum EBITDA covenant excludes the reduction in EBITDA from the Company’s non-controlling interests.

IMAX CORPORATION

OTHER INFORMATION

(in thousands of U.S. dollars)

Adjusted Net Income and Adjusted Diluted Per Share Calculations – Quarter Ended March 31, 2016 vs. 2015:

The Company reported net income of $12.2 million or $0.18 per basic share and $0.17 per diluted share for the quarter ended March 31, 2016 as compared to net income of $1.5 million or $0.02 per basic and diluted share for the quarter ended March 31, 2015. Net income for the quarter ended March 31, 2016 includes an $8.5 million charge or $0.12 per diluted share (2015 — $5.6 million or $0.08 per diluted share) for stock-based compensation. Adjusted net income, which consists of net income excluding the impact of stock-based compensation and the related tax impact, was $18.3 million or $0.26 per diluted share for the quarter ended March 31, 2016 as compared to adjusted net income of $6.1 million or $0.09 per diluted share for the quarter ended March 31, 2015. Adjusted net income attributable to common shareholders, which consists of net income attributable to common shareholders excluding the impact of stock-based compensation and the related tax impact, was $15.5 million or $0.22 per diluted share for the quarter ended March 31, 2016 as compared to adjusted net income attributable to common shareholders of $5.0 million or $0.07 per diluted share for the quarter ended March 31, 2015. A reconciliation of net income and net income attributable to common shareholders, the most directly comparable U.S. GAAP measure, to adjusted net income, adjusted net income per diluted share, adjusted net income attributable to common shareholders and adjusted net income attributable to common shareholders per diluted share is presented in the table below:

	Quarter Ended March 31,
	2016		2015
	Net Income	Diluted EPS	Net Income	Diluted EPS
Reported net income	$12,117	$0.17	$1,485	$0.02	(1)
Adjustments:
Stock-based compensation	8,538	0.12	5,575	0.08
Tax impact on items listed above	(2,440)	(0.03)	(962)	(0.01)

Adjusted net income	18,275	0.26	6,098	0.09	(1)
Net income attributable to non-controlling interests	(2,650)	(0.04)	(1,094)	(0.02)
Stock-based compensation (net of tax) attributable to non-controlling interests	(125)	-	-	-

Adjusted net income attributable to common shareholders	$15,500	$0.22	$5,004	$0.07	(1)

Weighted average diluted shares outstanding		70,120		70,676

(1)	Includes impact of $0.2 million of accretion charges associated with redeemable Class C shares of IMAX China.

Free Cash Flow:

Free cash flow is defined as cash provided by operating activities minus cash used in investing activities (from the consolidated statements of cash flows). Cash provided by operating activities consist of net income, plus depreciation and amortization, plus the change in deferred income taxes, plus other non-cash items, plus changes in working capital, less investment in film assets, plus other changes in operating assets and liabilities. Cash used in investing activities includes capital expenditures, acquisitions and other cash used in investing activities. Management views free cash flow, a non-GAAP measure, as a measure of the Company’s after-tax cash flow available to reduce debt, add to cash balances, and fund other financing activities. A reconciliation of cash provided by operating activities to free cash flow is presented in the table below:

For the 3 months ended March 31, 2016
(In thousands of U.S. Dollars)
Net cash provided by operating activities	$4,964
Net cash used in investing activities	(9,343)

Free cash flow	$(4,379)